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                                  EXHIBIT 23.1

          Consent of Independent Accountants - Coopers & Lybrand L.L.P.

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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference of our reports dated August 16, 1994, with respect to the financial statements and schedules of Cisco Systems, Inc. for the years ended July 31, 1994, included in the Annual Report (Form 10-k) for 1994, filed with the Securities and Exchange Commission, in the Registration Statement on Form S-8 of Cisco Systems, Inc. for the registration of 233,447 shares of its common stock and 233,447 options to purchase shares of its common stock.


                                      COOPERS & LYBRAND, L.L.P.




San Jose, California
October 9, 1995